Exhibit 99.1

FOR IMMEDIATE RELEASE

J.Crew Group, Inc. Announces Expiration of the “Go Shop” Period

New York – February 16, 2011- J.Crew Group, Inc. (NYSE: JCG) today announced the expiration of the 85 day “go shop” period pursuant to the terms of the previously announced merger agreement dated as of November 23, 2010, as amended on January 18, 2011, between the Company and affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P.

During the “go shop” process, the Company was permitted, on the terms and subject to the conditions of the merger agreement, as amended, to initiate, solicit and encourage inquiries from and engage in discussions with third parties relating to alternative acquisition proposals for a period of 85 calendar days continuing through February 15, 2011. The Company engaged in an active and extensive solicitation of 59 potentially interested parties in connection with the “go shop” period, which resulted in four parties negotiating and entering into confidentiality agreements with the Company, including one party who first expressed an interest after the initial “go shop” period that was due to expire on January 15, 2011 was extended through February 15, 2011. Despite its solicitation efforts, the Company did not receive any alternative acquisition proposals during the 85-day “go shop” period.

About J.Crew Group, Inc.

J.Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of February 15, 2011, the Company operates 249 retail stores (including 219 J.Crew retail stores, 10 crewcuts and 20 Madewell stores), the J. Crew catalog business, jcrew.com, madewell.com and 85 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are forward-looking statements. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the parties’ ability to consummate the proposed transaction on the contemplated timeline, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission and mailed to its security holders a definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed or furnished to the Securities and Exchange Commission by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The definitive proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the definitive proxy statement.

Participants in Solicitation:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation is set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the proposed transaction. Each of these documents is available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from the Company at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.

Company Contact:

James S. Scully

Chief Administrative Officer and

Chief Financial Officer

(212) 209-8040

Media Contact:

Margot Fooshee

Senior Vice President

Marketing & Public Relations

(212) 209-2717